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                                                                      EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-34826, and 333-38444
on Form S-8 and Nos. 333-24685 and 333-43071 on Form S-3 of Rockwell International Corporation of our report dated November 7, 2001, appearing in this Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 2001.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
November 21, 2001